Calculation of Filing Fee Tables
S-8
OCULAR THERAPEUTIX, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	6,000,000	$ 8.29	$ 49,740,000.00	0.0001531	$ 7,615.19
2	Equity	Common Stock, $0.0001 par value per share	Other	2,750,000	$ 7.44	$ 20,460,000.00	0.0001531	$ 3,132.43
3	Equity	Common Stock, $0.0001 par value per share	Other	2,000,000	$ 8.29	$ 16,580,000.00	0.0001531	$ 2,538.40
Total Offering Amounts:						$ 86,780,000.00		$ 13,286.02
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,286.02
Offering Note
[1]	1(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. 1(b) Consists of 6,000,000 shares issuable under the 2021 Stock Incentive Plan, as amended (the "2021 Plan"). 1(c) The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. They are calculated on the basis of the average of the high and low sale prices of the registrant's common stock on the Nasdaq Global Market on June 4, 2025, in accordance with Rule 457(c) under the Securities Act.

[2]	2(a) In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. 2(b) Consists of 2,750,000 shares subject to outstanding options granted by the registrant under the 2021 Plan, the commencement of vesting of which were conditioned upon the approval by the registrant's stockholders of an amendment to the 2021 Plan. 2(c) The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. They are calculated on the basis of $7.44, the exercise price of the shares subject to outstanding options.

[3]	3(a) In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. 3(b) Consists of 2,000,000 shares issuable under the Amended and Restated 2014 Employee Stock Purchase Plan. 3(c) The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. They are calculated on the basis of the average of the high and low sale prices of the registrant's common stock on the Nasdaq Global Market on June 4, 2025, in accordance with Rule 457(c) under the Securities Act.